                                                                  EXHIBIT 21.1
                       SUBSIDIARIES OF WEBMETHODS, INC.



               NAME                                       ORGANIZED IN
--------------------------                   -------------------------------
webMethods West, Inc.                                     Delaware

Intelliframe Corporation                                  Pennsylvania

webMethods Worldwide, Inc.                                California

webMethods UK Ltd.                                        United Kingdom

webMethods BV                                             the Netherlands

webMethods Germany GmbH                                   Germany

webMethods France Sarl                                    France

webMethods Australia Pty Ltd.                             Australia

webMethods Japan KK                                       Japan

webMethods (Singapore) Pte Ltd.                           Singapore
